          As filed with the Securities and Exchange Commission on April 26, 1996
                                             Registration No. 333-
                                                                    ------------
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -------------------------

                              SOLECTRON CORPORATION
             (Exact name of registrant as specified in its charter)


   CALIFORNIA                    3670                      94-2447045
- - --------------------   ----------------------------   ---------------------
(State or other        (Primary Standard Industrial     (I.R.S.employer
jurisdiction of         Classification Code Number)    Identification No.)
incorporation or
organization)

                               777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -------------------------

                                  SUSAN S. WANG
                            SENIOR VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER
                              SOLECTRON CORPORATION
                               777 GIBRALTAR DRIVE
                           MILPITAS, CALIFORNIA 95035
                                 (408) 957-8500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                            -------------------------
                                   COPIES TO:

                             STEVEN E. BOCHNER, ESQ.
                    WILSON, SONSINI, GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                            -------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                            -------------------------

                        CALCULATION OF REGISTRATION FEE
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
                                            Proposed     Proposed
                                             Maximum     Maximum
                               Amount to    Offering    Aggregate    Amount of
   Title of Each Class of         be        Price Per    Offering   Registration
 Securities to be Registered  Registered     Unit(1)     Price (1)      Fee
- - --------------------------------------------------------------------------------
 7 3/8% Senior Notes due
 2006, Series B  . . . . . .   $150,000,000    100%     $150,000,000   $51,725
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the registration fee.
                            -------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION
STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A),
MAY DETERMINE.
- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                              SOLECTRON CORPORATION
                              CROSS-REFERENCE SHEET
            Pursuant to Rule 404(a) and Item 501(b) of Regulation S-K


               FORM S-4 ITEM NUMBER AND CAPTION                                              LOCATION IN PROSPECTUS
               --------------------------------                                              ----------------------
1.   Forepart of the Registration Statement and Outside Front
      Cover Page of Prospectus . . . . . . . . . . . . . . . . . . . . . . . . . Facing Page of the RegistrationStatement; Outside
                                                                                 Front Cover Page of Prospectus

2.   Inside Front and Outside Back Cover Pages of Prospectus . . . . . . . . . . Inside Front Cover Page of Prospectus; Available
                                                                                 Information; Incorporation of Certain Documents by
                                                                                 Reference; Outside Back Cover Page of Prospectus

3.   Risk Factors, Ratio of Earnings to Fixed Charges and Other Information. . . Incorporation of Certain Documents by Reference;
                                                                                 Prospectus Summary; Risk Factors; The Company;
                                                                                 Selected Consolidated Financial Data; The Exchange
                                                                                 Offer

4.   Terms of the Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . Prospectus Summary; The Exchange Offer;
                                                                                 Description of the New Notes; Description of the
                                                                                 Old Notes; Certain Federal Income Tax
                                                                                 Considerations; Plan of Distribution

5.   Pro Forma Financial Information . . . . . . . . . . . . . . . . . . . . . . *

6.   Material Contacts with the Company Being Acquired . . . . . . . . . . . . . *

7.   Additional Information Required for Reoffering by Persons and Parties
     Deemed to Be Underwriters . . . . . . . . . . . . . . . . . . . . . . . . . *

8.   Interests of Named Experts and Counsel. . . . . . . . . . . . . . . . . . . Legal Matters; Experts

9.   Disclosure of Commission Position on Indemnification for Securities Act
     Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
*
10.  Information with Respect to S-3 Registrants . . . . . . . . . . . . . . . . Available Information; Incorporation of Certain
                                                                                 Documents by Reference

11.  Incorporation of Certain Information by Reference . . . . . . . . . . . . . Incorporation of Certain Documents by Reference

12.  Information with Respect to S-2 or S-3 Registrants. . . . . . . . . . . . . *

13.  Incorporation of Certain Information by Reference . . . . . . . . . . . . . *

14.  Information with Respect to Registrants Other Than
     S-3 or S-2 Registrants. . . . . . . . . . . . . . . . . . . . . . . . . . . *

15.  Information with Respect to S-3 Companies . . . . . . . . . . . . . . . . . *

16.  Information with Respect to S-2 or S-3 Companies. . . . . . . . . . . . . . *

17.  Information with Respect to Companies Other Than
     S-3 or S-2 Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . *

18.  Information if Proxies, Consents or Authorizations are to be Solicited. . . *

19.  Information if Proxies, Consents or Authorization are not to be Solicited
      or in an Exchange Offer. . . . . . . . . . . . . . . . . . . . . . . . . . The Exchange Offer


- - ------------------------------

     * INAPPLICABLE

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 26, 1996
PROSPECTUS
                             SOLECTRON CORPORATION

                             OFFER TO EXCHANGE ITS
                     7 3/8% SENIOR NOTES DUE 2006, SERIES B
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                     7 3/8% SENIOR NOTES DUE 2006, SERIES A

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
            NEW YORK CITY TIME, ON         , 1996, UNLESS EXTENDED.
                            ------------------------

    Solectron Corporation, a California corporation ("Solectron" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus as may be amended or supplemented from time to time (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal" and together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 7 3/8% Senior Notes due 2006, Series B (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (the "Registration Statement") of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 7 3/8% Senior Notes due 2006, Series A (the "Old Notes"), of which $150,000,000 aggregate principal amount is outstanding as of the date hereof.

    The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and will not be entitled to registration rights or other rights under the Registration Rights Agreement (as defined below) and (ii) the New Notes will not provide for any increase in the interest rate thereon pursuant to the Registration Rights Agreement. In that regard, the Old Notes provide that, if the Exchange Offer is not consummated by August 27, 1996, the interest rate borne by the Old Notes will increase by 0.50% per annum following August 27, 1996 until the Exchange Offer is consummated. See "Description of the Old Notes." The New Notes are being offered for exchange in order to satisfy certain obligations of the Company under the Registration Rights Agreement, dated as of February 26, 1996 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers (as defined herein) of the Old Notes. The New Notes will be issued under the same Indenture (as defined herein) as the Old Notes. In the event that the Exchange Offer is consummated, any Old Notes which remain outstanding after consummation of the Exchange Offer and the New Notes issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Notes (as defined herein) have taken certain actions or exercised certain rights under the Indenture. The New Notes and the Old Notes are collectively referred to herein as the "Notes." See "Description of the New Notes" and "Description of the Old Notes."
                                                     CONTINUED ON FOLLOWING PAGE

    THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO  ALL
HOLDERS OF OLD NOTES ON         , 1996.

           SEE "RISK FACTORS" ON PAGE 14 FOR INFORMATION THAT SHOULD
             BE CONSIDERED IN CONNECTION WITH THIS EXCHANGE OFFER.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND EXCHANGE  COMMISSION OR  ANY STATE  SECURITIES
            COMMISSION  PASSED UPON THE  ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO  THE
                           CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

                 The date of this Prospectus is         , 1996.

    Interest on the New Notes is payable semiannually on March 1 and September 1 of each year (each, an "Interest Payment Date"), commencing on the first such date following the original issuance date of the New Notes. The New Notes will mature on March 1, 2006. The New Notes are not entitled to any sinking fund and are not redeemable prior to maturity. The New Notes will constitute unsecured, unsubordinated indebtedness of the Company and will rank PARI PASSU in right of payment with all other unsecured and unsubordinated indebtedness of the Company for borrowed money. Because the Company is a holding company, the New Notes will be effectively subordinated in right of payment to all existing and future indebtedness, trade payables, guarantees, lease obligations and letter of credit obligations of the Company's subsidiaries. See "Capitalization" and "Description of the New Notes -- Ranking; Holding Company Structure."

    The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters,
(b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

    Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 90 days after the Expiration Date referred to below (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating
Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Notes."

    In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the New Notes, it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Notes or to and including the date on which the Company has given notice that the sale of New Notes may be resumed, as the case may be.

    The New Notes will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they each currently intend to make a market in the New Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Notes. The Company currently does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

    Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders (other than to the Initial Purchasers under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Summary -- Certain Consequences of a Failure to Exchange Old Notes."

    THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

    Old Notes may be tendered  for exchange on or prior  to 5:00 p.m., New  York
City  time, on          , 1996 (such  time on such date being hereinafter called
the "Expiration Date"), unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. Old Notes may be tendered in whole or in part in a principal amount of $1,000 and integral multiples thereof. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Each New Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note or, if no such interest has been paid or duly provided for on such Old Note, from February 29, 1996. Holders of the Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after February 29, 1996.

    The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices in New York City (Seven World Trade Center, 13th Floor, New York, New York 10048), and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of these materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits and schedules filed therewith for further information with respect to the Company and the New Notes offered hereby. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed or incorporated by reference as an exhibit to the Registration Statement or otherwise filed by the Company with the Commission and each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the Commission at the addresses described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents have been filed with the Commission and are incorporated herein by reference: (i) the Company's Proxy Statement for its Annual Meeting of Shareholders dated December 1, 1995; (ii) the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995; (iii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1995; (iv) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1996; (v) the Company's Current Report on Form 8-K dated February 7, 1996; (vi) the Company's Current Report on Form 8-K dated March 15, 1996; and (vii) the Company's Current Report on Form 8-K dated April 15, 1996.

    All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the Exchange Offer for the New Notes shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement or document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

    The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any and all of the documents incorporated by reference other than exhibits to such documents which are not specifically incorporated by reference in such documents. Written or telephone requests should be directed to Solectron Corporation, Attention: Susan S. Wang, Senior Vice President, Chief Financial Officer and Secretary, Solectron Corporation, 777 Gibraltar Drive, Milpitas, California 95035, telephone (408) 957-8500.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND IS SUBJECT TO, THE DETAILED INFORMATION, CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO CONTAINED ELSEWHERE AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THIS
PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. FOR A DISCUSSION OF CERTAIN RISK FACTORS IN CONNECTION WITH THIS OFFERING, SEE "RISK FACTORS." AS USED HEREIN, "SOLECTRON" AND THE "COMPANY" REFER TO SOLECTRON CORPORATION AND ITS SUBSIDIARIES, UNLESS THE CONTEXT OTHERWISE REQUIRES.

                                  THE COMPANY

    Solectron Corporation is a leading independent provider of customized, integrated manufacturing services to original equipment manufacturers ("OEMs") in the electronics industry. The Company's goal is to offer its customers the significant competitive advantages of outsourcing their manufacturing, such as access to advanced manufacturing technologies, shortened product time-to-market, reduced cost of production and more effective asset utilization. Solectron provides sophisticated electronic assembly and turnkey manufacturing management services in the Western and Eastern United States, Europe and Southeast Asia. The Company's customers include Apple Computer, Applied Materials, Bay Networks, Cisco Systems, Hewlett-Packard, IBM, Silicon Graphics and Sun Microsystems. The Company has received numerous superior service and quality awards, including the Malcolm Baldridge National Quality Award in October 1991, the State of California Governor's Golden State Award in September 1994, and numerous awards from customers and vendors.

    The Company has experienced substantial growth over the last four fiscal years, with net sales increasing from $265.4 million in fiscal 1991 to $2.1 billion in fiscal 1995 and net income growing from $9.2 million in fiscal 1991 to $79.5 million in fiscal 1995. Solectron is benefitting from increased worldwide acceptance of and reliance upon the use of manufacturing specialists by many electronics OEMs.

    Solectron's   electronic  assembly  activities   consist  primarily  of  the
placement and attachment of electronic and mechanical components on printed circuit boards and flexible cables using surface mount technology ("SMT"), pin-through-hole ("PTH") technology and emerging interconnect technologies. The Company also assembles higher-level sub-systems and systems incorporating printed circuit boards and complex electromechanical components, in some cases manufacturing and packaging products for shipment directly to the customer's distributors. In addition, Solectron provides other manufacturing services including refurbishment, disk duplication and packaging services and remanufacturing. Solectron manufactures on a turnkey basis, with Solectron directly procuring some or all of the components necessary for production, and on a consignment basis, where the OEM customer supplies all components for assembly. The Company also assists its customers in evaluating board designs for manufacturability.

    Solectron's strategy is to establish manufacturing partnerships with major and emerging OEM leaders in the electronics industry, including manufacturers of computers, communications equipment, avionics systems and medical instrumentation. The Company focuses its efforts on customers with which the opportunity exists to develop long-term business partnerships across a number of products and through successive product generations. The Company's goal is to provide its customers with total manufacturing solutions, ranging from the manufacture of complex, high value-added products to high-volume production of price-sensitive products.

    Solectron has made selective acquisitions to broaden its worldwide capabilities. The Company acquired facilities in Charlotte, North Carolina and Bordeaux, France in 1992 from IBM. The Company acquired operations in Everett, Washington in 1992 and in Boeblingen, Germany in 1995 from Hewlett-Packard and in Dunfermline, Scotland in 1993 from Philips Electronics. On March 18, 1996, Solectron purchased Fine Pitch Technology, Inc. located in San Jose, California to enhance the

Company's ability to provide high complexity, quick-turn prototyping services. On March 31, 1996, the Company purchased the custom manufacturing services ("CMS") business of Texas Instruments Incorporated ("TI") located in Austin, Texas and certain fixed assets of TI's CMS business located in Kuala Lumpur, Malaysia.

    Solectron Corporation was incorporated in California in August 1977. Solectron's executive offices are located at 777 Gibraltar Drive, Milpitas, California 95035. The Company's telephone number is (408) 957-8500.

                               THE EXCHANGE OFFER

The Exchange Offer.........................  Up  to $150,000,000 aggregate  principal amount of  New Notes are being offered in exchange for  a like aggregate principal  amount of  Old Notes. Old Notes may be tendered for exchange in whole or in part in a  principal amount of  $1,000 and integral  multiples thereof.  The Company  is making the  Exchange Offer  in order to satisfy its obligations under  the Registration Rights  Agreement relating  to the Old  Notes. For a  description of the procedures for tendering Old  Notes, see "The  Exchange Offer --  Procedures
                                             for Tendering Old Notes."

Expiration Date............................  5:00  p.m., New York City time, on              , 1996 (such time
                                             on such  date being  hereinafter  called the  "Expiration  Date")
                                             unless  the Exchange Offer  is extended by  the Company (in which case the term "Expiration  Date" shall mean  the latest date  and time  to which the Exchange Offer is extended). See "The Exchange
                                             Offer -- Expiration Date; Extensions; Amendments."

Certain Conditions to the Exchange Offer...  The Exchange Offer is subject to certain conditions. The  Company reserves  the right in its  sole and absolute discretion, subject to applicable law,  at any  time and from  time to  time, (i)  to delay  the  acceptance of  the Old  Notes  for exchange,  (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii)  to extend the  Expiration Date of  the
                                             Exchange  Offer and retain all Old Notes tendered pursuant to the
                                             Exchange Offer, subject, however, to the right of holders of  Old
                                             Notes  to withdraw their tendered Old Notes, or (iv) to waive any condition or otherwise amend the  terms of the Exchange Offer  in
                                             any   respect.  See  "The  Exchange  Offer  --  Expiration  Date;
                                             Extensions;  Amendments"  and  "--  Certain  Conditions  to   the
                                             Exchange Offer."

Withdrawal Rights..........................  Tenders  of Old Notes may be withdrawn at any time on or prior to the Expiration  Date  by  delivering a  written  notice  of  such withdrawal to

                                             the  Exchange  Agent in  conformity  with certain  procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering Old Notes.........  Tendering holders of Old Notes must complete and sign a Letter of
                                             Transmittal in accordance with the instructions contained therein and forward  the  same  by  mail,  facsimile  or  hand  delivery, together with any other required documents, to the Exchange Agent
                                             (as  defined below), either with the  Old Notes to be tendered or in  compliance  with  the  specified  procedures  for  guaranteed delivery  of  Old  Notes.  Certain  brokers,  dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer.  Holders of Old  Notes registered in  the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender  Old  Notes  pursuant  to  the  Exchange  Offer.  See "The
                                             Exchange Offer -- Procedures for Tendering Old Notes." Letters of
                                             Transmittal and certificates representing Old Notes should not be sent to the Company.  Such documents should only  be sent to  the
                                             Exchange  Agent. Questions  regarding how to  tender and requests for information should  be directed  to the  Exchange Agent.  See
                                             "The Exchange Offer -- Exchange Agent."

Resales of New Notes.......................  The  Company  is making  the Exchange  Offer  in reliance  on the position of the staff of  the Division of Corporation Finance  of the  Commission  as  set forth  in  certain  interpretive letters addressed to third  parties in other  transactions. However,  the
                                             Company  has not sought its own interpretive letter and there can be no assurance  that the  staff of the  Division of  Corporation
                                             Finance of the Commission would make a similar determination with respect  to the  Exchange Offer  as it  has in  such interpretive letters to third parties. Based  on these interpretations by  the staff  of the Division of Corporation Finance, and subject to the two immediately following  sentences, the  Company believes  that
                                             New  Notes issued pursuant to this Exchange Offer in exchange for
                                             Old Notes  may  be  offered  for  resale,  resold  and  otherwise transferred  by a  holder thereof (other  than a holder  who is a broker-dealer) without further  compliance with the  registration and  prospectus  delivery  requirements  of  the  Securities Act, provided that such New Notes are acquired in the ordinary  course
                                             of   such  holder's  business   and  that  such   holder  is  not
                                             participating, and has no  arrangement or understanding with  any person to

                                             participate,  in  a  distribution  (within  the  meaning  of  the
                                             Securities Act) of  such New  Notes. However, any  holder of  Old
                                             Notes  who is  an "affiliate"  of the  Company or  who intends to participate in the Exchange Offer for the purpose of distributing the New Notes, or any  broker-dealer who purchased the Old  Notes from  the Company  to resell pursuant  to Rule 144A  or any other available exemption under  the Securities  Act, (a)  will not  be able  to rely on the interpretations of the staff of the Division of Corporation  Finance  of  the  Commission  set  forth  in  the above-mentioned  interpretive letters, (b)  will not be permitted or entitled to tender  such Old Notes in  the Exchange Offer  and
                                             (c)  must comply  with the  registration and  prospectus delivery requirements of the Securities Act in connection with any sale or other transfer  of  such  Old  Notes unless  such  sale  is  made pursuant  to an exemption from such requirements. In addition, as described below, if  any broker-dealer holds  Old Notes  acquired for its own account as a result of market-making or other trading activities  and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the  requirements of  the Securities Act in connection with any resales of such New
                                             Notes.

                                             Each holder of Old Notes who wishes to exchange Old Notes for New
                                             Notes in the Exchange  Offer will be  required to represent  that
                                             (i)  it is not an "affiliate" of  the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has  no arrangement or understanding  with any  person to participate in a distribution (withing the meaning of the Securities Act) of such New Notes, and (iv) if such holder is not a broker-dealer, such holder  is not engaged in, and  does not  intend to engage  in, a distribution  (within the meaning of the Securities Act)  of such New  Notes. Each broker-dealer  that receives  New Notes for its own  account pursuant to the Exchange
                                             Offer must acknowledge that it acquired the Old Notes for its own account as  the  result  of  market-making  activities  or  other trading  activities  and  must  agree  that  it  will  deliver  a prospectus meeting  the requirements  of  the Securities  Act  in connection  with  any resale  of such  New  Notes. The  Letter of
                                             Transmittal states that by so  acknowledging and by delivering  a prospectus,  a broker-dealer will not be  deemed to admit that it is an "underwriter"  within the  meaning of  the Securities  Act.
                                             Based on the

                                             position  taken  by  the  staff of  the  Division  of Corporation
                                             Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired  Old
                                             Notes  for  their  own  accounts  as  a  result  of market-making
                                             activities   or   other   trading   activities    ("Participating
                                             Broker-Dealers")    may   fulfill   their   prospectus   delivery
                                             requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from  the  original  sale  of the  Old  Notes)  with  a prospectus  meeting the requirements of  the Securities Act which may be the prospectus prepared for  an exchange offer so long  as it  contains  a  description  of the  plan  of  distribution with respect to  the  resale  of such  New  Notes.  Accordingly,  this
                                             Prospectus,  as it  may be amended  or supplemented  form time to time, may be used by a Participating Broker-Dealer in  connection with  resales of  New Notes  received in  exchange for  Old Notes
                                             where  such  Old  Notes  were  acquired  by  such   Participating
                                             Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in  the  Registration  Rights Agreement  and  to  the limitations described below  under  "The  Exchange Offer  --  Resale  of  New
                                             Notes," the Company has agreed that this Prospectus, as it may be amended  or  supplemented from  time to  time, may  be used  by a
                                             Participating Broker-Dealer in  connection with  resales of  such
                                             New  Notes for a period ending  90 days after the Expiration Date
                                             (subject to extension under certain limited circumstances) or, if earlier, when all such  New Notes have been  disposed of by  such
                                             Participating  Broker-Dealer.  See  "Plan  of  Distribution." Any
                                             Participating Broker-Dealer who is an "affiliate" of the  Company may  not rely on  such interpretive letters  and must comply with the registration  and  prospectus delivery  requirements  of  the
                                             Securities  Act in  connection with  any resale  transaction. See
                                             "The Exchange Offer -- Resales of New Notes."

Exchange Agent.............................  The exchange agent with  respect to the  Exchange Offer is  State
                                             Street  Bank  and  Trust  Company  (the  "Exchange  Agent").  The
                                             addresses, telephone and facsimile numbers of the Exchange  Agent are  set forth in  "The Exchange Offer --  Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............................  The Company will not receive any cash proceeds from the  issuance of the New Notes offered hereby. See "Use of Proceeds."

Certain United States Federal Income Tax
 Considerations............................  Holders  of  Old Notes  should review  the information  set forth under "Certain United States  Federal Income Tax  Considerations"
                                             prior to tendering Old Notes in the Exchange Offer.

                               TERMS OF NEW NOTES

    The Exchange Offer applies to up to $150,000,000 aggregate principal amount of the Company's Old Notes. The New Notes will be obligations of the Company evidencing the same debt as the Old Notes and will be entitled to the benefits of the same Indenture. See "Description of New Notes." The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to the special interest payments applicable to the Old Notes pursuant to the Registration Rights Agreement. See "Description of the New Notes."

New Notes Offered..........................  $150,000,000 aggregate principal  amount of 7  3/8% Senior  Notes due  2006, Series  B. The  New Notes will  be issued  and the Old
                                             Notes were issued  under an  Indenture dated as  of February  15,
                                             1996  (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The New Notes  and any  Old Notes which remain outstanding after consummation of the
                                             Exchange Offer will vote together as a single class for  purposes of  determining whether  holders of  the requisite  percentage in outstanding principal amount thereof  have taken certain  actions or exercised certain rights under the Indenture. See "Description of the New Notes -- General."

                                             The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that (i) the New Notes have been  registered under the Securities  Act and therefore will not be subject to certain restrictions on transfer applicable to  the
                                             Old  Notes and  will not  be entitled  to registration  rights or other rights under the Registration Rights Agreement and (ii) the
                                             New Notes will not provide for any increase in the interest  rate thereon  pursuant to the Registration  Rights Agreement. See "The
                                             Exchange Offer -- Purpose of the Exchange Offer," "Description of
                                             the New Notes," and "Description of the Old Notes."

Maturity Date..............................  March 1, 2006.

Interest Payment Dates.....................  Interest will accrue from February 29, 1996, the date of issuance of the Old Notes, and will be payable semiannually on each  March
                                             1 and September 1, commencing September 1, 1996.

Interest Adjustment........................  The New Notes will bear interest at the rate of 7 3/8% per annum, subject  to  a  single  permanent  increase  of  0.25%  per annum depending upon  the Initial  Rating. "Initial  Rating" means  the rating  initially  assigned  to  the New  Notes  by  the National
                                             Association of Insurance Commissioners ("NAIC"). The Company  has
                                             agreed  to use its reasonable efforts to assist in the process of obtaining the  Initial  Rating  from  the  NAIC  as  promptly  as practicable.  The rate of interest borne by the New Notes will be increased by  0.25% if  either (a)  the Initial  Rating is  below
                                             NAIC-2  or (b)  no Initial  Rating has  been assigned  to the New
                                             Notes by September 1, 1996.

Redemption.................................  The New Notes may not be redeemed prior to maturity.

Sinking Fund...............................  None.

Ranking....................................  The  New   Notes   will   constitute   unsecured   unsubordinated
                                             indebtedness  of the  Company and will  rank pari  passu with all other unsecured and  unsubordinated indebtedness  of the  Company for borrowed money. Because the Company is a holding company, the
                                             New  Notes will be  effectively subordinated to  all existing and
                                             future   indebtedness,   trade   payables,   guarantees,    lease
                                             obligations  and letter  of credit  obligations of  the Company's subsidiaries. As of February 29, 1996, the Company's subsidiaries had approximately $375  million of  outstanding indebtedness  and
                                             other   obligations   (excluding  inter-company   payables).  See
                                             "Capitalization" and "Description  of the New  Notes --  Ranking;
                                             Holding Company Structure."

Absence of Market for the New Notes........  The  New Notes will be a new  issue of securities for which there currently is no market. Although Merrill Lynch, Pierce, Fenner  &
                                             Smith   Incorporated,  Morgan  Stanley  &  Co.  Incorporated  and
                                             Hambrecht & Quist LLC,  the initial purchasers  of the Old  Notes
                                             (the  "Initial Purchasers"), have informed  the Company that they each currently intend to make a market in the New Notes, they are not obligated  to  do so,  and  any  such market  making  may  be discontinued  at any time without  notice. Accordingly, there can be no assurance as to the development or liquidity of any  market for the New Notes. The Company currently does not intend to apply for  listing of the  New Notes on any  securities exchange or for quotation through the National Association of Securities  Dealers
                                             Automated Quotation System.

Use of Proceeds............................  The  Company  will not  receive  any proceeds  from  the Exchange
                                             Offer.

            CERTAIN CONSEQUENCES OF A FAILURE TO EXCHANGE OLD NOTES

    The Old Notes have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Company's and the Trustee's right in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Old Notes which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Notes which remain outstanding will not be entitled to any rights to have such Old Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions applicable solely to the Initial Purchasers). The Company currently does not intend to register under the Securities Act any Old Notes which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

    To the extent that Old Notes are tendered and accepted in the Exchange Offer any trading market for Old Notes which remain outstanding after the Exchange Offer could be adversely affected.

    The New Notes and any Old Notes which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of the New Notes -- General."

    The Old Notes provide that, if the Exchange Offer is not consummated by August 27, 1996, the interest rate borne by the Old Notes will increase by 0.50% per annum following August 27, 1996 until the Exchange Offer is consummated. See "Description of the Old Notes." Following consummation of the Exchange Offer, neither the Old Notes nor the New Notes will be entitled to any increase in the interest rate thereon (other than any increase in interest rate resulting from the Initial Rating).

                                  RISK FACTORS

    THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. IN ADDITION TO THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE TENDERING THEIR OLD NOTES IN EXCHANGE FOR THE NEW NOTES OFFERED HEREBY.

CUSTOMER CONCENTRATION; DEPENDENCE ON THE ELECTRONICS INDUSTRY

    A small number of customers are currently responsible for a significant portion of the Company's net sales. In each of the three and six months ended February 29, 1996 and the fiscal years 1995, 1994 and 1993, the Company's ten largest customers accounted for over 65% of consolidated net sales. The Company is dependent upon continued revenues from its top ten customers. Any material delay, cancellation or reduction of orders from these or other customers could have a materially adverse effect on the Company's results of operations. The Company's largest customer during the first half of fiscal 1996, Hewlett-Packard Corporation, accounted for 11% of consolidated net sales, compared to less than 10% in the first half of fiscal 1995. For the six months ended February 28, 1995, International Business Machines ("IBM") represented the Company's largest customer with sales accounting for 23% of consolidated net sales. For the six months ended February 29, 1996, sales to IBM were less than 10% of consolidated net sales. The Company had a manufacturing services agreement with IBM at its Bordeaux, France facility that expired on December 31, 1995. There can be no assurance that the Company will continue to do business with IBM.

    The percentage of the Company's sales to its major customers may fluctuate from period to period. Significant reductions in sales to any of these customers would have a materially adverse effect on the Company's results of operations. The Company has no firm long-term volume purchase commitments from its customers, and over the past few years has experienced reduced lead-times in customer orders. In addition, customer contracts can be canceled and volume levels can be changed or delayed. The timely replacement of canceled, delayed or reduced contracts with new business cannot be assured. These risks are exacerbated because a majority of the Company's sales are to customers in the electronics industry, which is subject to rapid technological change and product obsolescence. The factors affecting the electronics industry in general, or any of the Company's major customers in particular, could have a materially adverse effect on the Company's results of operations.

MANAGEMENT OF GROWTH; GEOGRAPHIC EXPANSION

    The Company has experienced substantial growth over the last four fiscal years, with net sales increasing from $265.4 million in fiscal 1991 to $2.1 billion in fiscal 1995. In recent years, the Company has acquired facilities in seven locations, including the Company's recent purchase of the custom manufacturing services ("CMS") business of Texas Instruments Incorporated ("TI") located in Austin, Texas. There can be no assurance that the Company's historical revenue growth will continue or that the Company will successfully manage the integration of the CMS business or any other businesses it may acquire in the future. As the Company manages its existing operations and expands geographically, it may experience certain inefficiencies as it integrates new operations and manages geographically dispersed operations. In addition, the Company's results of operations could be adversely affected if its new facilities do not achieve growth sufficient to offset increased expenditures associated with geographic expansion. Should the Company increase its expenditures in anticipation of a future level of sales which does not materialize, its profitability would be adversely affected. On occasion, customers may require rapid increases in production which can place an excessive burden on the Company's resources.

TI TRANSACTION

    On March 31, 1996, the Company completed the purchase of the CMS business of TI located in Austin, Texas and certain assets of TI's CMS business located in Kuala Lumpur, Malaysia (the "TI

Transaction"). The TI Transaction entails a number of risks, including successfully managing the transition of customers from TI to Solectron, managing the transition at the Austin site from TI to Solectron, integrating purchasing operations and information systems and managing a larger and more geographically disparate business. In the TI Transaction, the Company acquired manufacturing assets and inventory, accounts receivable, assumed associated liabilities, hired employees and leased space in Austin, Texas, and purchased certain assets from TI's facility in Kuala Lumpur, Malaysia. Neither TI nor the customers of the CMS business have guaranteed any future volume of business in the TI Transaction. The CMS business will increase the Company's expenses and working capital requirements, and place burdens on the Company's management resources. As a result, the success of the acquisition is dependent upon the Company's ability to successfully manage the integration of the CMS operations and retain customers of the CMS business. In the event the Company is unsuccessful in these efforts, the Company's results of operations could be materially adversely affected.

INTERNATIONAL OPERATIONS

    Approximately 33% and 38% of the Company's net sales were from operations outside the United States in the six months ended February 29, 1996 and in fiscal 1995, respectively. As a result of its foreign sales and facilities, the Company's operations are subject to risks of doing business abroad, including but not limited to, fluctuations in the value of currency, export duties, changes to import and export regulations (including quotas), possible restrictions on the transfer of funds, employee turnover, labor unrest, longer payment cycles, greater difficulty in collecting accounts receivable, the burdens and costs of compliance with a variety of foreign laws and, in certain parts of the world, political instability. While to date these factors have not had an adverse impact on the Company's results of operations, there can be no assurance that there will not be such an impact in the future. In addition, the Company currently benefits from a tax holiday in its Penang, Malaysia site, which expires in January 1997, subject to certain extensions. If the tax holiday is not extended, the Company's effective income tax rate will increase.

AVAILABILITY OF COMPONENTS

    A substantial portion of the Company's net sales are derived from turnkey manufacturing in which the Company provides both materials procurement and assembly. In turnkey manufacturing, the Company typically bears the risk of component price increases, which could adversely affect the Company's gross profit margins. At various times there have been shortages of components in the electronics industry. In addition, if significant shortages of components should occur, the Company may be forced to delay manufacturing and shipments, which would have a materially adverse effect on the Company's results of operations.

POTENTIAL FLUCTUATIONS IN OPERATING RESULTS

    The Company's operating results are affected by a number of factors, including the mix of turnkey and consignment projects, capacity utilization, price competition, the degree of automation that can be used in the assembly process, the efficiencies that can be achieved by the Company in managing inventories and fixed assets, the timing of orders from major customers, fluctuations in demand for customer products, the timing of expenditures in anticipation of increased sales, customer product delivery requirements and increased costs and shortages of components or labor. The Company's turnkey manufacturing, which typically results in higher net sales and gross profits but lower gross profit margins than assembly and testing services, represents a substantial percentage of net sales. All of these factors can cause fluctuations in the Company's operating results.

COMPETITION

    The electronics assembly and manufacturing industry is comprised of a large number of companies, several of which have achieved substantial market share. The Company also faces competition from current and prospective customers which evaluate Solectron's capabilities against the merits of manufacturing products internally. Solectron competes with different companies depending on the type of service or geographic area. Certain of the Company's competitors have broader geographic breadth. They also may have greater manufacturing, financial, research and development and marketing resources than the Company. The Company believes that the primary basis of competition in its targeted markets is manufacturing technology, quality, responsiveness, the provision of value-added services and price. To be competitive, the Company must provide technologically advanced manufacturing services, high product quality levels, flexible delivery schedules and reliable delivery of finished products on a timely and price competitive basis. The Company currently may be at a competitive disadvantage as to price when compared to manufacturers with lower cost structures, particularly with respect to manufacturers with established facilities where labor costs are lower.

INTELLECTUAL PROPERTY PROTECTION

    The Company's ability to compete may be affected by its ability to protect its proprietary information. The Company obtained a limited number of U.S. patents in 1995 related to the process and equipment used in its surface mount technology. The Company believes these patents are valuable. However, there can be no assurance these patents will provide meaningful protection for the Company's manufacturing process and equipment innovations.

    There can be no assurance that third parties will not assert infringement claims against the Company or its customers in the future. In the event a third party does assert an infringement claim, the Company may be required to expend significant resources to develop a noninfringing manufacturing process or to obtain licenses to the manufacturing process which is the subject of litigation. There can be no assurance that the Company would be successful in such development or that any such licenses would be available on commercially acceptable terms, if at all. In addition, such litigation could be lengthy and costly and could have a materially adverse effect on the Company's financial condition regardless of the outcome of such litigation.

ENVIRONMENTAL COMPLIANCE

    The Company is subject to a variety of environmental regulations relating to the use, storage, discharge and disposal of hazardous chemicals used during its manufacturing process. Any failure by the Company to comply with present and future regulations could subject it to future liabilities or the suspension of production. In addition, such regulations could restrict the Company's ability to expand its facilities or could require the Company to acquire costly equipment or to incur other significant expenses to comply with environmental regulations.

DEPENDENCE ON KEY PERSONNEL AND SKILLED EMPLOYEES

    The Company's continued success depends to a large extent upon the efforts and abilities of key managerial and technical employees. The loss of services of certain key personnel could have a materially adverse effect on the Company. The Company's business also depends upon its ability to continue to attract and retain senior managers and skilled employees. Failure to do so could adversely affect the Company's operations.

HOLDING COMPANY STRUCTURE

    The Company is a holding company and, accordingly, substantially all of its operations are conducted through its subsidiaries. The cash flow and consequent ability of the Company to service debt, including the Old Notes and the New Notes, is dependent upon the earnings from the business conducted by the Company through its subsidiaries and the distribution of those earnings, or upon loans or other payments of funds, by those subsidiaries to the Company. The subsidiaries have no obligation to pay any amounts due pursuant to the Old Notes and the New Notes (which are obligations exclusively of the Company), and their payment of dividends or distributions and making of loans or other payments to the Company could be subject to statutory or contractual restrictions, are contingent upon the subsidiaries' earnings and are subject to various business considerations. The Old Notes are, and the New Notes will be, effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations, letter of credit obligations and other obligations of the Company's subsidiaries. As of February 29, 1996, the Company's subsidiaries had approximately $375 million of outstanding indebtedness and other obligations (excluding inter-company payables). See "Description of the New Notes -- Ranking; Holding Company Structure."

ABSENCE OF PUBLIC MARKET FOR THE NOTES

    The New Notes are being offered to the holders of the Old Notes. Prior to this Exchange Offer, there has been no public market for the Old Notes or the New Notes. The Company does not intend to apply for listing of the New Notes on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have informed the Company that they currently intend to make a market in the New Notes. However, the Initial Purchasers are not obligated to do so and any such market making may be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop or be maintained for the New Notes. If the New Notes are traded after their initial issuance they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of the Company. If any Old Notes are accepted in the Exchange Offer, any trading market for Old Notes which remain outstanding after the Exchange Offer could be adversely affected.

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

    Upon consummation of the Exchange Offer, the Company will have no further obligation to register the Old Notes (subject to certain limited exceptions applicable solely to the Initial Purchasers). The Company does not currently intend to register under the Securities Act any Old Notes which remain outstanding after consummation of the Exchange Offer (subject to limited exceptions, if applicable). Thereafter, any holder of Old Notes who does not tender its Old Notes in the Exchange Offer will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144, Rule 144A and Regulation S under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, provided that an opinion of counsel is furnished to the Company that such an exemption is available. See "Summary -- Certain Consequences of a Failure to Exchange Old Notes."

                                USE OF PROCEEDS

    This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. Solectron will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes have been registered under the Securities Act and hence do not include certain restrictions on transfer and rights to registration thereunder and do not provide for any increase in the interest rate thereon pursuant to the Registration Rights Agreement. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

    The net proceeds from the sale of the Old Notes (after the deduction of placement fees and other expenses of the offering of the Old Notes) were approximately $148.6 million. Such proceeds will be used for general corporate purposes, including to provide for higher levels of working capital required to support revenue growth and to finance capital expenditures associated with the Company's continued expansion.

                                 CAPITALIZATION

    The following table sets forth the Company's consolidated capitalization as of February 29, 1996, as adjusted to give effect to the issuance and sale by the Company of the Old Notes that occurred after the close of the Company's fiscal quarter ended February 29, 1996. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer.

                                                                                          ACTUAL      AS ADJUSTED
                                                                                        -----------  -------------
                                                                                              (IN THOUSANDS,
                                                                                            EXCEPT SHARE DATA)
Short-term debt, including current portion of long-term debt and capital lease
 obligations..........................................................................  $     3,757  $       3,757
                                                                                        -----------  -------------
                                                                                        -----------  -------------
Long-term liabilities:
  7 3/8% Senior Notes due 2006, Series A..............................................  $   --       $     150,000
  6% Convertible Subordinated Notes due 2006..........................................      230,000        230,000
  Zero-coupon convertible subordinated notes due 2012.................................       26,102         26,102
  Other long-term liabilities.........................................................       10,171         10,171
                                                                                        -----------  -------------
    Total long-term liabilities.......................................................      266,273        416,273
                                                                                        -----------  -------------
Shareholders' equity:
  Preferred stock, 1,200,000 shares authorized; none issued and outstanding...........      --            --
  Common stock, 80,000,000 shares authorized; 50,332,767 shares issued and outstanding
   (1)................................................................................      341,010        341,010
  Retained earnings...................................................................      261,318        261,318
  Cumulative translation adjustment...................................................        2,060          2,060
                                                                                        -----------  -------------
    Total shareholders' equity........................................................      604,388        604,388
                                                                                        -----------  -------------
    Total Capitalization..............................................................  $   870,661  $   1,020,661
                                                                                        -----------  -------------
                                                                                        -----------  -------------

- - ------------------------
(1) Outstanding Common Stock as of February 29, 1996 does not include (i) 6,641,774 shares of Common Stock available for issuance pursuant to the Company's incentive stock option plans, of which 4,482,080 shares were subject to outstanding options, (ii) 1,471,856 shares of Common Stock available for issuance pursuant to the Company's employee stock purchase plan, (iii) 1,658,224 shares of Common Stock reserved for issuance pursuant to the zero-coupon convertible subordinated notes due 2012 and (iv) 3,401,864 shares of Common Stock reserved for issuance upon conversion of the notes offered pursuant to the 6% Convertible Subordinated Notes due 2006.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company agreed to use its reasonable efforts to file with the Commission a registration statement with respect to the exchange of the Old Notes for debt securities with terms identical in all material respects to the terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Notes and will not be entitled to registration and other rights under the Registration Rights Agreement and (ii) the New Notes will not provide for any increase in the interest rate thereon pursuant to the
Registration Rights Agreement. In that regard, the Old Notes provide, among other things, that, if the Exchange Offer is not consummated by August 27, 1996, the interest rate borne by the Old Notes following August 27, 1996 will increase by 0.50% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Notes will not be entitled to any increase in the rate of interest thereon (other than any increase in interest rate resulting from the Initial Rating) or any further registration rights under the Registration Rights Agreement, except that the Initial Purchasers may have certain registration rights under limited circumstances. See "Summary -- Certain Consequences of a Failure to Exchange Old Notes" and "Description of the Old Notes."

    The Exchange Offer is not being made to, nor will the Company accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

TERMS OF THE EXCHANGE OFFER

    The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $150,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate principal amount of up to $150,000,000 of New Notes in exchange for a like principal amount of outstanding Old Notes tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Notes in whole or in part in a principal amount of $1,000 and integral multiples thereof.

    The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. As of the date of this Prospectus, $150,000,000 aggregate principal amount of Old Notes is outstanding.

    Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Notes which are not tendered for exchange, are tendered but validly withdrawn or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Indenture, but will not be entitled to any further registration rights under the Registration Rights Agreement, except that the Initial Purchasers may have certain registration rights under limited circumstances.

    Certificates for any tendered Old Notes that are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

    Holders who tender Old Notes in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

    NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The  term  "Expiration  Date"  means  5:00  p.m.,  New  York  City  time, on
            , 1996 unless the Exchange Offer is extended by the Company (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

    The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Certain Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Notes tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Notes to withdraw their tendered Old Notes as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of the Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

    Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW NOTES

    Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange, and will issue to the Exchange Agent, New Notes for Old Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.

    In all cases, delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

    The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC.

    Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Notes, Letters of Transmittal and related documents and transmitting New Notes to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

    Pursuant to the Letter of Transmittal, a holder of Old Notes will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and the Old Notes tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

    VALID TENDER. Except as set forth below, in order for Old Notes to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Old Notes must be received by the Exchange Agent, or (ii) such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

    If less than all of the Old Notes are tendered, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

    THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY.

    BOOK-ENTRY TRANSFER. The Exchange Agent will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

    DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    SIGNATURE GUARANTEES. Certificates for the Old Notes need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Notes is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchanges Medallion Program (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

    GUARANTEED DELIVERY. If a holder desires to tender Old Notes pursuant to the Exchange Offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

   (iii) the  certificates  (or  a  book-entry  confirmation)  representing  all tendered Old  Notes,  in proper  form  for transfer,  together  with  a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

    Notwithstanding any other provision hereof, the delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Notes, or of a book-entry confirmation with respect to such Old Notes, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Notes might not be made to all tendering holders at the same time, and will depend upon when Old Notes, book-entry confirmations with respect to Old Notes and other required documents are received by the Exchange Agent.

    The Company's acceptance for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions of the Exchange Offer.

    DETERMINATION OF VALIDITY. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful. The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Certain Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Notes of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

    The Company's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

    If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity (except when New Notes are being issued to replace Old Notes registered in the same name), such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

    A beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW NOTES

    The Company is making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to this Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes. However, any holder of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing New Notes, or any broker-dealer who purchased Old Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes.

    Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of the New Notes, it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Notes or to and including the date on which the Company has given notice that the sale of New Notes may be resumed, as the case may be.

WITHDRAWAL RIGHTS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time on or prior to the Expiration Date.

    In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, the aggregate principal amount of Old Notes to be withdrawn, and (if certificates for such Old Notes have been tendered) the name of the registered holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered such Old Notes. If Old Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes, the tendering holder must submit the serial numbers shown on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes tendered for the account of an Eligible Institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the Exchange
Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Notes."

    All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes which have been tendered but which are withdrawn on or prior to the Expiration Date will be returned to the holder thereof promptly after withdrawal.

INTEREST ON THE NEW NOTES

    Each New Note will bear interest at the rate of 7 3/8% per annum from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note or, if no interest has been paid or duly provided for on such Old Note, from February 29, 1996. Interest on the New Notes will be payable semiannually on March 1 and September 1 of each year, commencing on the first such date following the original issuance date of the New Notes.

    Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last Interest Payment Date to which interest has been paid or duly provided for on such Old Notes prior to the original issue date of the New Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after such Interest Payment Date or, if no such interest has been paid or duly provided for, from and after February 29, 1996.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any

New Notes, and, as described below, may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

        (a) the Exchange Offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation of the staff of the Commission;

        (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

        (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

        (d) a banking moratorium shall have been declared by United States federal or California or New York state authorities which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer;

        (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer; or

        (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose.

    If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a Prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                        BY MAIL:                                       BY OVERNIGHT DELIVERY OR HAND:
- - --------------------------------------------------------  --------------------------------------------------------
          State Street Bank and Trust Company                       State Street Bank and Trust Company
            2 International Place, 4th Floor                          2 International Place, 4th Floor
                    Boston, MA 02110                                          Boston, MA 02110
         Attention: Corporate Trust Department                     Attention: Corporate Trust Department
 (Solectron Corporation, 7 3/8% Senior Notes due 2006)     (Solectron Corporation, 7 3/8% Senior Notes due 2006)

                                       OR

                                 BY HAND ONLY:

                   State Street Bank and Trust Company, N.A.
                                  61 Broadway
                                Concourse Level
                             Corporate Trust Window
                               New York, NY 10006
             (Solectron Corporation, 7 3/8% Senior Notes due 2006)

                  TO CONFIRM BY TELEPHONE OR FOR INFORMATION:

                         (617) 664-5610 (Massachusetts)

                            FACSIMILE TRANSMISSIONS:

                         (617) 664-5635 (Massachusetts)

Delivery to other than one of the above addresses or facsimile numbers will not constitute a valid delivery.

FEES AND EXPENSES

    The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering for their customers.

    Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

    The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                      SELECTED CONSOLIDATED FINANCIAL DATA

    The selected data presented under the captions "Consolidated Statements of Income" and "Consolidated Balance Sheet Data" for, and as of the end of, each of the years in the five year period ended August 31, 1995, are derived from the consolidated financial statements of the Company audited by KPMG Peat Marwick LLP, independent certified public accountants. The selected data presented below for the six month periods ended February 28, 1995 and February 29, 1996 are derived from the unaudited consolidated financial statements of the Company. These results are not necessarily indicative of results to be expected for any future period.

                                                                                                     SIX MONTHS ENDED
                                                           YEAR ENDED AUGUST 31,                   FEB. 28,    FEB. 29,
                                          -------------------------------------------------------  ---------------------
                                            1991       1992       1993        1994        1995       1995        1996
                                          ---------  ---------  ---------  ----------  ----------  ---------  ----------
                                                         (IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)
CONSOLIDATED STATEMENTS OF INCOME:
Net sales...............................  $ 265,363  $ 406,883  $ 836,326  $1,456,779  $2,065,559  $ 977,944  $1,347,800
Cost of sales...........................    227,452    352,827    737,458   1,310,451   1,863,729    886,132   1,216,093
                                          ---------  ---------  ---------  ----------  ----------  ---------  ----------
  Gross profit..........................     37,911     54,056     98,868     146,328     201,830     91,812     131,707
Selling, general and administrative.....     18,265     23,772     41,965      53,816      73,554     32,337      45,421
Research and development................      1,743      3,131      3,763       4,162       4,842      2,335       3,539
                                          ---------  ---------  ---------  ----------  ----------  ---------  ----------
    Operating income....................     17,903     27,153     53,140      88,350     123,434     57,140      82,747
Interest income.........................        718      2,377      6,051       6,484       6,611      3,215       2,571
Interest expense........................     (2,179)    (5,386)   (10,578)    (10,675)     (9,551)    (5,465)     (1,990)
                                          ---------  ---------  ---------  ----------  ----------  ---------  ----------
    Income before income taxes..........     16,442     24,144     48,613      84,159     120,494     54,890      83,328
Income tax expense......................      7,213      9,656     18,013      28,614      40,968     18,662      28,331
                                          ---------  ---------  ---------  ----------  ----------  ---------  ----------
Net income..............................  $   9,229  $  14,488  $  30,600  $   55,545  $   79,526  $  36,228  $   54,997
                                          ---------  ---------  ---------  ----------  ----------  ---------  ----------
                                          ---------  ---------  ---------  ----------  ----------  ---------  ----------
Net income per share:
  Primary...............................  $    0.35  $    0.44  $    0.80  $     1.32  $     1.82  $    0.86  $     1.07
  Fully diluted.........................  $    0.35  $    0.44  $    0.75  $     1.18  $     1.62  $    0.76  $     1.03
Weighted average number of shares:
  Primary...............................     26,288     33,100     38,132      42,205      43,773     42,237      51,280
  Fully diluted.........................     26,632     33,228     47,816      52,033      52,582     51,786      53,730
Other Data:
  Ratios of earnings to fixed charges
   (1)..................................       3.68x      3.47x      4.01x       6.01x       8.73x      7.44x      17.66x(2)

                                                                     AUGUST 31,
                                                -----------------------------------------------------  FEBRUARY 29,
                                                  1991       1992       1993       1994       1995         1996
                                                ---------  ---------  ---------  ---------  ---------  ------------
                                                                          (IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Working capital...............................  $  35,313  $ 199,254  $ 265,025  $ 309,203  $ 355,603   $  618,229
Total assets..................................    135,117    308,737    603,285    766,395    940,855    1,228,555
Long-term debt and capital lease
 obligations..................................     12,479    130,933    137,011    140,709     30,043      258,131
Shareholders' equity..........................     47,146    104,245    260,980    330,789    538,141      604,388

- - ------------------------------
(1) The ratios of earnings to fixed charges were calculated by dividing fixed charges into the sum of income before income taxes and fixed charges. Fixed charges consist of interest and the portion of rent which is deemed to be representative of an interest factor.

(2) The ratio of earnings to fixed charges for the six months ended February 29, 1996 includes the conversion of the Company's zero-coupon convertible subordinated notes due 2012 (principally in the fourth quarter of fiscal year 1995), but excludes the Company's issuance of 6% Convertible
    Subordinated Notes due 2006 and 7 3/8 Senior Notes due 2006, Series A completed in February 1996.

                          DESCRIPTION OF THE NEW NOTES

GENERAL

    The Old Notes were issued and the New Notes are to be issued under the Indenture, dated as of February 15, 1996 (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The summaries of certain provisions of the Indenture, the Old Notes and the New Notes set forth below and under "Description of the Old Notes" do not purport to be complete and are subject to and are qualified in their entirety by reference to all of the provisions of the Indenture, the Old Notes and the New Notes, which provisions of the Indenture, the Old Notes and the New Notes are incorporated herein by reference. Certain capitalized terms used herein are defined in the Indenture. A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. As used in this "Description of the New Notes," all references to the "Company" shall mean Solectron Corporation, excluding, unless the context shall otherwise require, its subsidiaries.

    If the Exchange Offer is consummated, holders of Old Notes who do not exchange their Old Notes for New Notes will vote together with holders of the New Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of such outstanding notes. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes which remain outstanding after the Exchange Offer will be aggregated with the New Notes and the holders of such Old Notes and the New Notes will vote together for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Exchange Offer is consummated, such percentages in aggregate principal amount of the Old Notes and the New Notes then outstanding.

    The New Notes and the Old Notes are sometimes referred to as, collectively, the "Notes" and, individually, a "Note."

    The New Notes will be unsecured and unsubordinated obligations of the Company and will be limited to an aggregate principal amount of $150,000,000. The New Notes will bear interest at the rate of 7 3/8% per annum from the date of original issuance or from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such New Note, or, if no interest has been paid or duly provided for on such Old Note, from February 29, 1996, payable semiannually on March 1 and September 1 of each year (each, an "Interest Payment Date"), commencing with the first Interest Payment Date occurring after the date of original issuance of such New Note, to the person in whose name such New Notes are registered at the close of business on the February 15 or August 15 next preceding such Interest Payment Date. Interest on the New Notes will be computed on the basis of a 360-day year of twelve 30-day months. The New Notes will mature on March 1, 2006. The New Notes may not be redeemed prior to maturity and will not be subject to any sinking fund. The interest rate on the Notes is subject to a single permanent increase of 0.25% depending upon the Initial Rating (as defined). See "-- Interest Adjustment" below.

    The New Notes will not provide for any temporary increase in the interest rate thereon pursuant to the Registration Rights Agreement in certain events as described under "Description of the Old Notes." For a discussion of the circumstances in which the interest rate on the Old Notes may be temporarily increased, see "Description of the Old Notes."

INTEREST ADJUSTMENT

    The interest rate of 7 3/8% per annum borne by the Notes (the "Initial Rate") is subject to a single permanent increase of 0.25% depending upon the Initial Rating. "Initial Rating" means the rating initially assigned to the Notes by the NAIC. The Company has agreed to use its reasonable efforts to assist in the process of obtaining the Initial Rating from the NAIC as promptly as practicable. The Initial Rate will be increased (the "Interest Adjustment") by 0.25% (such increased interest rate the

"Adjusted Rate") if either (a) the Initial Rating is below NAIC-2 or (b) no Initial Rating has been assigned to the Notes by September 1, 1996. The effective date of the Interest Adjustment, if any, will be (i) in the event described in clause (a) above, either (x) the date the Initial Rating is publicly announced or notice thereof is received by the Company or (y) if such public announcement or notice occurs between a record date and an interest payment date, such interest payment date or (ii) in the event described in clause (b) above, September 1, 1996 (each of the dates described in clause (i) and (ii) an "Interest Adjustment Date"). If the Initial Rating is NAIC-2 or better, there will not be any Interest Adjustment, whether as a result of a change in the NAIC rating assigned to the Notes subsequent to the determination of the Initial Rating or of any other event. There will not be more than one Interest Adjustment under any circumstances.

    Starting on and after the Interest Adjustment Date, if any, the Old Notes and the New Notes will bear interest at the Adjusted Rate. If the Interest Adjustment occurs during an interest payment period, the Old Notes and the New Notes will bear interest for such interest payment period at a rate per annum equal to the weighted average of the Initial Rate and the Adjusted Rate, calculated by multiplying the Initial Rate or the Adjusted Rate, as applicable, by the number of days such interest rate is in effect during each month of such interest payment period, determining the sum of such products, and dividing such sum by the number of days in such interest payment period. All calculations pursuant to the preceding sentence will be made on the basis of a 360-day year consisting of twelve 30-day months.

FORM, DENOMINATION AND REGISTRATION

    The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

    Principal of and interest on the New Notes will be payable, and New Notes may be registered for transfer or exchange, at the office or agency maintained by the Company for that purpose in New York City, provided that, at the option of the Company, interest may be paid by check mailed to the persons entitled thereto, and provided further that a holder of New Notes with an aggregate principal amount equal to or in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such holder. No service charge may be made to a holder for any registration of transfer or exchange of the New Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    In case any New Note shall become mutilated, defaced, destroyed, lost or stolen, the Company will execute and, upon the Company's request, the Trustee will authenticate and deliver a New Note, of like tenor and equal principal amount in exchange and substitution for such New Note (upon surrender and cancellation thereof) or in lieu of and substitution for such New Note. In case such New Note is destroyed, lost or stolen, the applicant for a substituted New Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to hold each of them harmless, and, in every case of destruction, loss or theft of such New Note, the applicant shall also furnish to the Company or the Trustee satisfactory evidence of the destruction, loss or theft of such New Note and of the ownership thereof. Upon the issuance of any substituted New Note, the Company may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith.

RANKING; HOLDING COMPANY STRUCTURE

    The Old Notes are, and the New Notes will be, unsecured unsubordinated obligations of the Company and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness of the Company.

    The Old Notes are, and the New Notes will be, obligations exclusively of the Company. The Company is a holding company substantially all of whose consolidated assets are held by its subsidiaries. Accordingly, the cash flow of the Company and the consequent ability to service its debt, including the Old Notes and the New Notes, are dependent upon the earnings of such subsidiaries.

    Because the Company is a holding company, the Old Notes are and the New Notes will be effectively subordinated to all existing and future indebtedness, trade payables, guarantees, lease obligations, letter of credit obligations and other obligations of the Company's subsidiaries. Therefore, the Company's rights and the rights of its creditors, including the holders of the Notes, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, in which case the claims of the Company would still be effectively subordinate to any security interest in, or mortgages or other liens on, the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by the Company. As of February 29, 1996, the Company's subsidiaries had approximately $375 million of outstanding indebtedness and other obligations (excluding inter-company payables). Although certain debt instruments to which the Company and its subsidiaries are parties impose limitations on the incurrence of additional indebtedness, both the Company and its subsidiaries retain the ability to incur substantial additional indebtedness and lease and letter of credit obligations.

CERTAIN COVENANTS OF THE COMPANY

    The Indenture does not limit the amount of indebtedness or lease obligations that may be incurred by the Company and its subsidiaries. The Indenture does not contain provisions which would give holders of the Notes the right to require the Company to repurchase their Notes in the event of a decline in the credit rating of the Company's debt securities resulting from a takeover, recapitalization or similar restructuring. The covenants described below would not necessarily afford the holders protection in the event of a highly leveraged transaction involving the Company, such as a leveraged buyout.

    LIMITATION ON LIENS. In the Indenture, the Company covenants that, so long as any Notes remain outstanding, it will not, and will not permit any Restricted Subsidiary to, issue, incur, create, assume or guarantee any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance ("mortgage") upon any Principal Property or upon any shares of stock or indebtedness for borrowed money or evidenced by a bond, note, debenture or similar instrument of any Restricted Subsidiary owned by the Company or a Restricted Subsidiary (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the Notes (together with, if the Company shall so determine, any other indebtedness of or guarantee by the Company or such Restricted Subsidiary ranking equally with the Notes) shall be secured equally and ratably with (or, at the option of the Company, prior to) such secured debt. The foregoing restriction, however, will not apply to: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Restricted Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation becoming a Restricted Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by the Company or a Restricted Subsidiary (which may include property previously leased by the Company or a Restricted Subsidiary and leasehold interests thereon, provided that the lease terminates prior to the acquisition) or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure indebtedness owing to the Company or to a Restricted Subsidiary; (d) mortgages existing at the date of the original issuance of the Old Notes; (e) mortgages on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or
(g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a) through (f) (including successive extensions, renewals and replacements); provided, however, that mortgages permitted by any of the foregoing clauses (a) through (f) shall not extend to or cover any other Principal Property of the Company or any Restricted Subsidiary or any shares of stock or indebtedness of any such Restricted Subsidiary, other than the property, including improvements thereto, stock or indebtedness specified in such clauses.

    Notwithstanding the restrictions outlined in the preceding paragraph, the Company or any Restricted Subsidiary may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the Notes, provided that after giving effect thereto, the aggregate amount of all debt then outstanding so secured by mortgages (not including mortgages permitted under any of clauses
(a) through (g) above) plus Attributable Debt (as defined) of the Company and Restricted Subsidiaries in respect of Sale and Lease-Back Transactions entered into after the date of original issuance of the Old Notes (other than any Sale and Lease-Back Transaction permitted under clause (b) of the restrictions described below under "-- Limitations on Sale and Lease-Back Transactions" and other than any Sale and Lease-Back Transaction with respect to any Principal Property as to which the Company or a Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction under any of clauses (a) through (g) above) does not at the time such debt is issued, incurred, created, assumed or guaranteed exceed an amount equal to 10% of the Consolidated Net Tangible Assets of the Company.

    LIMITATIONS ON SALE AND LEASE-BACK TRANSACTIONS. In the Indenture, the Company covenants that, so long as any of the Notes remain outstanding, it will not, nor will it permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, unless: (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the Notes, pursuant to the limitation on liens described above; or (b) the Company shall apply an amount equal to the greater of the net proceeds of such sale, the fair market value of such property at the time of such sale (as determined in good faith by the Company) or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of the Company or a Restricted Subsidiary that has a scheduled maturity more than 12 months after its creation or (ii) the purchase, construction, improvement or development of other comparable property.

    DEFINITION OF CERTAIN TERMS. "Attributable Debt" with regard to a Sale and Lease-Back Transaction with respect to any property is defined in the Indenture to mean, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by the Board of Directors of the Company); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the rate of interest borne by the Notes) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.

    "Consolidated Net Tangible Assets" is defined in the Indenture to mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and current maturities of debt that has a scheduled maturity more than 12 months after the date of its creation and of obligations under capital leases; (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (other than capitalized unamortized product development costs, such as, without limitation, capitalized hardware and software development costs), to the extent included in said aggregate amount of assets; and (c) appropriate adjustments on account of minority interests of other Persons holding stock of the Company's Subsidiaries, all as set forth on the most recent consolidated balance sheet of the Company and its subsidiaries and computed in accordance with generally accepted accounting principles.

    "Principal Property" is defined in the Indenture to mean the land, improvements, buildings and fixtures (to the extent they constitute real property interests) (including any leasehold interest therein) constituting the principal corporate office of the Company, any manufacturing plant or any manufacturing facility (whether now owned or hereafter acquired) which is (a) owned or leased by the Company or any Subsidiary, (b) is located within any of the present 50 states of the United States of America (or the District of Columbia), (c) has not been determined in good faith by the Board of Directors of the Company not to be of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole and (d) has a book value on the date of which the determination is being made of in excess of 1% of Consolidated Net Tangible Assets of the Company as most recently determined on or prior to such date (including for purposes of such calculation the land, improvements, buildings and such fixtures comprising such office, plant or facility, as the case may be).

    "Restricted Subsidiary" is defined in the Indenture to mean any Subsidiary which owns any Principal Property; provided, however, that the term "Restricted Subsidiary" shall not include any Subsidiary which is engaged primarily in financing receivables or which is otherwise engaged primarily in the finance business including, without limitation thereto, financing the operations of, or the purchase of products which are products of or incorporate products of, the Company and/or its Subsidiaries; provided, further, that the term "Restricted Subsidiary" shall not include any Subsidiary less than 80% of the voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries if the common stock of such Subsidiary is traded on any national securities exchange or quoted on the Nasdaq National Market or over the counter.

    "Sale and Lease-Back Transaction" is defined in the Indenture to mean any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

    "Subsidiary" is defined in the Indenture to mean (i) any corporation of which more than 66 2/3% of the outstanding voting stock is at the time, and (ii) any partnership of which more than 66 2/3% of the equity capital or profit interest is at the time, owned, directly or indirectly, by the Company, by one or more other Subsidiaries or by the Company and one or more Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

EVENTS OF DEFAULT

    Events of Default under the Indenture include: (a) default in the payment of the principal of the Notes; (b) default in the payment of any installment of interest on such Notes and continuance of such default for a period of 30 days;
(c) default in the performance of any other covenant in the Indenture and continuance of such default for a period of 90 days after receipt by the Company of notice of such default from the Trustee or receipt by the Company and the Trustee of notice of such default from the holders of at least 25% in principal amount of Notes then outstanding; (d) acceleration or nonpayment at maturity of (i) indebtedness for borrowed money of the Company or (ii) any guarantee of payment by the Company of any obligation of any Person for borrowed money, in either case in excess of $25 million, which acceleration or non-payment is not cured, waived, rescinded or annulled, or such indebtedness or guarantee is not discharged, within 30 days after receipt of comparable written notice; or (e) certain events of bankruptcy, insolvency or reorganization in respect of the Company. The Trustee may withhold notice to the holders of Notes of any default (except in the payment of principal of or interest on such Notes) if it considers such withholding to be in the interest of holders of the Notes.

    The Indenture provides that, if any Event of Default with respect to the Notes at the time outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes may, by notice as provided in the Indenture, declare the principal amount of all the Notes to be due and payable immediately, but upon certain conditions such declaration may be rescinded and annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the Notes and certain other specified defaults) and be waived by the holders of a majority in principal amount of the outstanding Notes on behalf of the holders of all the Notes.

    The Indenture provides that no holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the holders of at least 25% in principal amount of the outstanding Notes have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee, the Trustee has not received from the holders of a majority in principal amount of the outstanding Notes a direction inconsistent with such request and the Trustee has failed to institute such proceeding within 60 days. However, the holder of any Note will have an absolute right to receive payment of the principal of and interest on such Note on or after the stated maturity therein and to institute suit for the enforcement of any such payment.

    The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the Notes at the time outstanding, give to the holders of the outstanding Notes notice of such default known to it if uncured or not waived, provided that, except in the case of default in the payment of principal of or interest on any Note, the Trustee will be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of the outstanding Notes; and, provided further, that such notice will not be given until 90 days after the occurrence of a default with respect to outstanding Notes in the performance of a covenant in the Indenture other than for the payment of the principal of or interest on any Note. The term default with respect to the Notes for the purpose only of this provision means the happening of any of the Events of Default specified in the Indenture excluding any grace periods and irrespective of any notice requirements.

    The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the holders of outstanding Notes before proceeding to exercise any right or power under the Indenture at the request of the holders of the Notes. The Indenture provides that the holders of a majority in principal amount of outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, provided that the Trustee may decline to act if such direction is contrary to law or the Indenture.

    The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default, or specifying any default that exists.

CONSOLIDATION, MERGER AND SALE OF ASSETS

    The Company may not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets as an entity to any other person, unless, among other things, (i) the resulting, surviving or transferee person (if other than the Company) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes all obligations of the Company under the Notes and the Indenture and (ii) the Company or such successor Person shall not immediately thereafter be in default under the Indenture. Upon the assumption of the Company's obligations by such a person in such circumstances, subject to certain exceptions, the Company will be discharged from all its obligations under the Notes and the Indenture.

MODIFICATION OF THE INDENTURE

    The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of a majority in principal amount of the outstanding Notes, to modify the rights of the holders of the Notes under the Indenture or any supplemental indenture or the terms of the Notes, provided that no such modification shall, among other things, (i) change the stated maturity of any Notes or reduce the principal amount thereof, or reduce the rate or change the time of payment of interest thereon, or change any place where, or the currency in which, any Notes are payable, or impair the holder's right to enforce the payment of any Notes, or (ii) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such modification; without in each such case obtaining the consent of the holder of each outstanding Note so affected. The Indenture also contains provisions permitting the Company and the Trustee, without the consent of the holders of any Notes, to modify the Indenture or any supplemental indenture in order to, among other things, (a) add to the Events of Default or the covenants of the Company for the benefit of the holders of Notes, or (b) cure any ambiguity or correct or supplement any provision therein which may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the holders of the Notes in any material respect.

DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides that the Company may elect either (A) to defease and be discharged from any and all obligations with respect to the Notes (except for the obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes, to maintain an office or agency in respect of the Notes and to hold moneys for payment in trust) ("defeasance"), or (B) to be released from its obligations with respect to the Notes described above under "-- Certain Covenants of the Company" ("covenant defeasance"), upon the irrevocable deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U. S. Government Obligations (as defined) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and interest on the Notes on the due dates therefor, whether upon maturity or otherwise. Such defeasance or covenant defeasance shall only be effective if, among other things, (i) it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement to which the Company or any Restricted Subsidiary is a party or is bound, and (ii) the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. It shall also be a condition to the effectiveness of such defeasance (but not covenant defeasance) that no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes shall have occurred and been continuing on the date of, or during the period ending on the 91st day after the date of, such deposit into trust.

GOVERNING LAW

    The Indenture and the Old Notes are, and the New Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

REGARDING THE TRUSTEE

    The Trust Indenture Act of 1939 contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Company and its subsidiaries from time to time, provided that if the Trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default, or else resign.

    State Street Bank and Trust Company, the Trustee under the Indenture, is the trustee under the indenture for the Company's 6% Convertible Subordinated Notes due 2006, as well as the paying agent, conversion agent, registrar and custodian with regard to such notes. An affiliate of the Trustee, Boston Equiserve Limited Partnership, is the transfer agent for the Company's common stock. The Trustee or its affiliates may from time to time in the future provide banking and other services to the Company in the ordinary course of its business.

                          DESCRIPTION OF THE OLD NOTES

    The terms of the Old Notes are identical in all material respects to the New Notes, except that (i) the Old Notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain registration rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except to the extent that the Initial Purchasers may have certain registration rights under limited circumstances) and (ii) the Old Notes provide for an increase in the interest rate thereon pursuant to the Registration Rights Agreement. In that regard, the Old Notes provide that, in the event that the Exchange Offer is not consummated or a shelf registration statement (the "Shelf Registration
Statement") with respect to the resale of the Old Notes is not declared effective on or prior to August 27, 1996, the interest rate on the Old Notes will increase by 0.50% per annum following August 27, 1996; provided, however, that if the Company requests holders of Old Notes to provide certain information called for by the Registration Rights Agreement for inclusion in any such Shelf Registration Statement, then Old Notes owned by holders who do not deliver such information to the Company or who do not provide comments on the Shelf Registration Statement when required pursuant to the Registration Rights Agreement will not be entitled to any such increase in the interest rate pursuant to the Registration Rights Agreement. Upon the consummation of the Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after August 27, 1996, the interest rate on any Old Notes which remain outstanding will be reduced, from the date of such consummation or effectiveness, as the case may be, to 7 3/8% per annum and the Old Notes will not thereafter be entitled to any increase in the interest rate thereon pursuant to the Registration Rights Agreement. The New Notes are not entitled to any such increase in the interest rate thereon (other than any increase in interest rate resulting from the Initial Rating). Holders of Old Notes should review the information set forth under "Summary -- Certain Consequences of a Failure to Exchange Old Notes" and "Description of the New Notes."

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following summary describes certain United States Federal income tax considerations to holders of the New Notes who are subject to U.S. net income tax with respect to the New Notes ("U.S. persons") and who will hold the New Notes as capital assets. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of the purchase, ownership or disposition of the New Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions now in effect, all of which are subject to change. It does not include any description of the tax laws of any state, local or foreign governments or any estate or gift tax considerations that may be applicable to the New Notes or holders thereof, it does not discuss all aspects of U.S. Federal income taxation that may be relevant to a particular investor in light of his particular investment circumstances or to certain types of investors subject to special treatment under the U.S. Federal income tax laws (for example, dealers in securities or currencies, S corporations, life insurance companies, tax-exempt organizations, taxpayers subject to the alternative minimum tax and non-U.S. persons) and also does not discuss the treatment of New Notes held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a New Note and one or more other investments, or situations in which the functional currency of the holders is not the U.S. dollar.

    Holders of Old Notes contemplating acceptance of the Exchange Offer should consult their own tax advisors with respect to their particular circumstances and with respect to the effects of state, local or foreign tax laws to which they may be subject.

EXCHANGE OF NOTES

    The exchange of Old Notes for New Notes should not be a taxable event to holders for federal income tax purposes. The exchange of Old Notes for the New Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. If, however, the exchange of the Old Notes for the New Notes were treated as an exchange for federal income tax purposes, such exchange should constitute a recapitalization for federal income tax purposes. Accordingly, a holder should have the same adjusted basis and holding period in the New Notes as it had in the Old Notes immediately before the exchange.

INTEREST ON THE NEW NOTES

    A holder of a New Note will be required to report as ordinary interest income for U.S. Federal income tax purposes interest earned on the New Note in accordance with the holder's method of tax accounting.

DISPOSITION OF NEW NOTES

    A holder's tax basis for a New Note generally will be the holder's purchase price for the Old Note. Upon the sale, exchange, redemption, retirement or other disposition of a New Note, a holder will recognize gain or loss equal to the difference (if any) between the amount realized and the holder's tax basis in the New Note. Such gain or loss will be long-term capital gain or loss if the New Note has been held for more than one year and otherwise will be short-term capital gain or loss (with certain exceptions to the characterization as capital gain if the New Note was acquired at a market discount).

BACKUP WITHHOLDING

    A holder of a New Note may be subject to backup withholding at the rate of 31% with respect to interest paid on the New Note and proceeds from the sale, exchange, redemption or retirement of the New Note, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of a New Note who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the IRS.

    A holder of a New Note who is not a U.S. person will generally be exempt from backup withholding and information reporting requirements, but may be required to comply with certification and identification procedures in order to obtain an exemption from backup withholding and information reporting.

    Any amount paid as backup withholding will be creditable against the holder's U.S. Federal income tax liability.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives New Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Notes received in exchange for Old Notes if such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Notes have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer -- Resales of New Notes."

    The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. New Notes received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Notes will be passed upon for the Company by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                    EXPERTS

    The consolidated financial statements and schedule of Solectron Corporation and subsidiaries as of August 31, 1995 and 1994, and for each of the years in the three-year period ended August 31, 1995, have been incorporated herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of the Custom Manufacturing Services Business of Texas Instruments Incorporated at December 31, 1995 and for the year then ended incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                   PAGE
                                                 ---------
Available Information..........................          5
Incorporation of Certain Documents by
 Reference.....................................          5
Summary........................................          6
Risk Factors...................................         14
Use of Proceeds................................         17
Capitalization.................................         18
The Exchange Offer.............................         19
Selected Consolidated Financial Data...........         28
Description of the New Notes...................         29
Description of the Old Notes...................         36
Certain United States Federal Income Tax
 Considerations................................         36
Plan of Distribution...........................         38
Legal Matters..................................         38
Experts........................................         38

                                  $150,000,000

                                   SOLECTRON
                                  CORPORATION

                     7 3/8% SENIOR NOTES DUE 2006, SERIES B

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 1996

- - --------------------------------------------------------------------------------
- - --------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article IV of Registrant's Articles of Incorporation and Article VIII of the Registrant's Bylaws provide for indemnification of the directors, officers, employees and other agents of the Registrant to the maximum extent permitted by California law. In addition, Registrant has entered into indemnification agreements with its officers and directors.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits.
          --------

       Exhibit
        Number                           Description
      --------- ----------------------------------------------------------------

           4.1 Indenture, dated as of February 15, 1996, between the Registrant and State Street Bank and Trust Company, as trustee.
           4.2 Registration Rights Agreement, dated as of February 26, 1996, between the Registrant and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Hambrecht & Quist LLC.
           4.3 Form of Security for 7 3/8% Notes due 2006, Series A originally issued by Solectron Corporation on February 29, 1996 (included in Exhibit 4.1).
           4.4 Form of Security for 7 3/8% Notes due 2006, Series B to be issued by Solectron Corporation and registered under the Securities Act of 1933.
           5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation.
          12.1 Statement regarding computation of ratio of earnings to fixed charges.
          23.1  Consent of KPMG Peat Marwick LLP, Independent Auditors.
          23.2  Consent of Ernst & Young LLP, Independent Auditors.
          23.3  Consent of Counsel (included in Exhibit 5.1).
          24.1  Powers of attorney (included on page II-3).
          25.1  Statement of eligibility of trustee on Form T-1.
          99.1  Form of Letter of Transmittal.
          99.2  Form of Notice of Guaranteed Delivery.
          99.3  Form of Exchange Agent Agreement.



ITEM 22.  UNDERTAKINGS

     1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2.   The undersigned Registrant hereby undertakes as follows:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     4. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     5. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on April 26, 1996.

                                        SOLECTRON CORPORATION


                                        By: /s/ Susan S. Wang
                                           -------------------------
                                           Susan S. Wang, Senior Vice President
                                           and Chief Financial Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Koichi Nishimura, Ph.D. and Susan S. Wang and each of them, with full power to act without the other, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign any and all amendments to the Registrant's Form S-4 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might and could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                              Title                   Date
- - --------------------------     -------------------------------  ----------------

/s/ Charles A. Dickinson
- - ---------------------------    Chairman of the Board             April 26. 1996
    Charles A. Dickinson

/s/ Koichi Nishimura
- - ---------------------------    President and Chief Executive     April 26, 1996
   Koichi Nishimura, Ph.D.      Officer

/s/ Susan S. Wang
- - ---------------------------    Senior Vice President and         April 26, 1996
    Susan S. Wang               Chief Financial Officer

/s/ Winston H. Chen
- - ---------------------------    Director                          April 26, 1996
  Winston H. Chen, Ph.D.

/s/ Richard A. D'Amore
- - ---------------------------    Director                          April 26, 1996
    Richard A. D'Amore

/s/ Heinz Fridrich
- - ---------------------------    Director                          April 26, 1996
       Heinz Fridrich

/s/ Kenneth E. Haughton
- - ---------------------------    Director                          April 26, 1996
Kenneth E. Haughton, Ph.D.

/s/ Paul R. Low
- - ---------------------------    Director                          April 26, 1996
     Paul R. Low, Ph.D.

/s/ W. Ferrell Sanders
- - ---------------------------    Director                          April 26, 1996
     W. Ferrell Sanders

/s/ Osamu Yamada
- - ---------------------------    Director                          April 26, 1996
        Osamu Yamada

                              SOLECTRON CORPORATION

                       REGISTRATION STATEMENT ON FORM S-4
                       ----------------------------------

                                INDEX TO EXHIBITS


                                                                                                         Sequentially
   Exhibit                                                                                                 Numbered
   Number                          Description                                                               Page
- - ---------- ------------------------------------------------------------------------------------------   ---------------
     4.1   Indenture, dated as of February 15, 1996, between the Registrant and State Street Bank and Trust Company, as trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     4.2   Registration Rights Agreement, dated as of February 26, 1996, between the Registrant and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan
           Stanley & Co. Incorporated and Hambrecht & Quist LLC. . . . . . . . . . . . . . . . . . .

     4.3   Form of Security for 7 3/8% Notes due 2006, Series A originally issued by Solectron
           Corporation on February 29, 1996 (included in Exhibit 4.1). . . . . . . . . . . . . . . .

     4.4   Form of Security for 7 3/8% Notes due 2006, Series B to be issued by Solectron
           Corporation and registered under the Securities Act of 1933 . . . . . . . . . . . . . . .

     5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation . . . . . . . . . .

     12.1  Statement Regarding Computation of Ratio of Earnings to Fixed Charges . . . . . . . . . .

     23.1  Consent of KPMG Peat Marwick LLP, Independent Auditors. . . . . . . . . . . . . . . . . .

     23.2  Consent of Ernst & Young LLP, Independent Auditors. . . . . . . . . . . . . . . . . . . .

     23.3  Consent of Counsel (contained in Exhibit 5.1 above) . . . . . . . . . . . . . . . . . . .

     25.1  Statement of eligibility of trustee on Form T-1 . . . . . . . . . . . . . . . . . . . . .

     99.1  Form of Letter of Transmittal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

     99.2  Form of Notice of Guaranteed Delivery . . . . . . . . . . . . . . . . . . . . . . . . . .

     99.3  Form of Exchange Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .